Exhibit 99.2

2 July 2018

BNN Technology PLC and MICT Announce a Strategic Transaction

On June 21st, 2018, BNN Technology PLC (BNN) acquired a 14.89 percent stake in Micronet Enertec Technologies, Inc. (NASDAQCM: MICT). Following this acquisition, BNN and MICT are pleased to jointly announce the execution of a Letter of Intent to enter into a series of strategic transactions.

Specifically, the Letter of Intent between BNN and MICT outlines the following proposed transactions:

●	BNN will seek to acquire, through a third-party cash tender offer at a price of at least $1.65 (the price per share BNN paid to a MICT shareholder to purchase the 14.89%), an additional approximately 35% stake in MICT, with a view to owning in aggregate at least 50.1% of the company’s issued shares.

●	Both BNN and an unrelated Third Party, a leading Platform as a Service (PaaS) provider of transaction technology, shall be acquired by MICT in exchange for cash and the issuance of shares. The Third-Party acquisition is pursuant to a Heads of Terms, which BNN has previously entered into with the Third Party. The overall combined entity will be cash flow positive.

●	All of the shares of Micronet Tel Aviv currently held by MICT would be spun off to MICT shareholders that remain shareholders of MICT after the tender offer. Micronet Tel Aviv is a publicly traded Tel Aviv company (TASE:MCRNl.TA) owned 49.89% by MICT

●	MICT will raise a minimum of between $26 -$36 million from major global institutional investors.

As a result of the contemplated transactions, MICT, a publicly traded NASDAQ company, would own BNN and the Third Party, and would have a sizable valuation that offers shareholders in each entity an attractive opportunity for the future.

These transactions are subject to diligence by the parties, the negotiation of definitive agreements and approval by the respective BNN and MICT Boards of Directors and MICT’s shareholders.

BNN is a UK registered technology, content and services company with a focus on the Chinese market, and MICT is a developer, manufacturer and provider of mobile computing platforms for the mobile logistics management market in the US, Europe and Israel.

Commenting on the proposed transaction, Darren Mercer, Executive Director of BNN Technology PLC, said:

“We are excited at the opportunity to announce a potential transformative event for all shareholders involved with the pending transactions. We feel that the proposed tri-party transaction will accelerate the next phase of growth and value creation for all shareholders. The combination with a leading Platform as a Service (PaaS) provider of transaction technology will facilitate the monetization of BNN’s China business. The further combination with MICT will help to expedite our collective organic and inorganic growth plans. We believe this is a compelling opportunity and we will work tirelessly with all parties to close the transaction in the next few months.”

David Lucatz, Chairman, Chief Executive Officer and President of MICT, added:

“The strategic transaction that we are intending to undertake with BNN marks a major step in the evolution of our group and we strongly believe that it will contribute significantly to the growth of MICT. We are extremely excited at the opportunity to partner with BNN and the Third-Party technology platform company and the value proposition these strong companies present for our shareholders.

We believe that this strategic transaction is uniquely structured and will potentially unlock value for the benefit of existing MICT shareholders by providing them a combined partial cash offer at a significant premium to the current market price in conjunction with diversification through a merger into a new fast-growing business segment while at the same time enabling them to keep their holdings in MICT’ main asset (shareholding in the subsidiary Micronet) through the proposed spinoff.

We look forward to working with these management teams to complete the transaction.”

Official filings with the US Securities and Exchange Commission relating to this transaction may be found at www.sec.gov

ENDS

For further information, please contact:
BNN Technology PLC
info@bnntechnology.com +44(0) 1565 872 990

Micronet Enertec Technologies Inc.
info@micronet-enertec.com

(201) 225-0190

Additional Information and Where to Find It

In connection with the proposed transactions described herein, Micronet and BNN will prepare a proxy statement/prospectus for MICT’s stockholders and a registration statement on Form F-4 to be filed with the Securities and Exchange Commission.  MICT’s proxy statement/prospectus will be mailed to MICT’s stockholders that do not opt to receive the document electronically. MICT and BNN urge investors, stockholders and other interested persons to read, when available, the proxy statement/prospectus, as well as other documents filed with the SEC, because these documents will contain important information.

Such persons can also read MICT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, for a description of the security holdings of its officers and directors and their respective interests as security holders in the consummation of the transactions described herein. MICT’s definitive proxy statement/prospectus, which will also be included in the registration statement, will be mailed to stockholders of Micronet as of a record date to be established for voting on the transactions described in this report. MICT’s stockholders will also be able to obtain a copy of such documents, without charge, by directing a request to: Micronet Enertec Technologies, Inc., 28 West Grand Avenue, Suite 3, Montvale NJ 07645.  These documents, once available, can also be obtained, without charge, at the Securities and Exchange Commission’s web site (http://www.sec.gov).

Participants in Solicitation

Micronet and its directors and executive officers, may be deemed to be participants in the solicitation of proxies for the special meeting of MICT’s stockholders to be held to approve the transactions described in this press release. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of MICT’s stockholders in connection with the proposed Transactions will be set forth in the proxy statement/prospectus when it is filed with the SEC. You can find information about MICT’s executive officers and directors in its Annual Report on Form 10-K, which was filed with the SEC on April 13, 2018. You can obtain free copies of these documents from MICT using the contact information above.

Non-Solicitation

This press release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transaction and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of Micronet or BNN, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Important Information about the Tender Offer

THE TENDER OFFER REFERRED TO IN THIS PRESS RELEASE HAS NOT YET COMMENCED. THIS PRESS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT CONSTITUTE AN OFFER TO SELL OR PURCHASE, OR THE SOLICITATION OF TENDERS WITH RESPECT TO THE SHARES OF MICRONET.  NO OFFER, SOLICITATION, PURCHASE OR SALE WILL BE MADE IN ANY JURISDICTION IN WHICH SUCH AN OFFER, SOLICITATION, PURCHASE OR SALE WOULD BE UNLAWFUL.  THE OFFER WILL BE MADE SOLELY PURSUANT TO THE OFFERING DOCUMENTS.  THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TENDER OFFER AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO EVALUATE CAREFULLY ALL INFORMATION IN THE OFFERING DOCUMENTS AND TO CONSULT THEIR INVESTMENT AND TAX ADVISORS BEFORE MAKING ANY DECISION REGARDING THE TENDER OF THEIR SHARES.  IF THE TENDER OFFER IS COMMENCED, A TENDER OFFER STATEMENT ON SCHEDULE TO (THE “TENDER OFFER STATEMENT”) WILL BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”). IN ADDITION, FOLLOWING DEFINITIVE DOCUMENTATION, MICRONET INTENDS TO FILE WITH THE SEC A SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WITH RESPECT TO THE TENDER OFFER.  THE TENDER OFFER STATEMENT, INCLUDING THE OFFER TO PURCHASE, THE LETTER OF TRANSMITTAL, AND OTHER RELATED MATERIALS, AND THE SOLICITATION/RECOMMENDATION STATEMENT OF MICRONET ON SCHEDULE 14D-9, WILL ALSO BE AVAILABLE TO MICRONET’S STOCKHOLDERS AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

Safe Harbor Language

This press release includes “forward-looking statements” within the meaning of U.S. federal securities laws. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results and, consequently, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements and factors that may cause such differences include, without limitation, Micronet’s and BNN’s expectations with respect to future performance, growth and anticipated acquisitions; the anticipated financial impact of the reverse merger; ability to recognize the anticipated benefits of the reverse merger; costs related to the proposed reverse merger; the satisfaction of the closing conditions to the reverse merger; the timing of the completion of the merger; global economic conditions; the price and terms of the Tender Offer, the timing and terms of the spinoff; geopolitical events and regulatory changes; acts of piracy, political instability, terrorist or other attacks, war or international hostilities; loss of key personnel; difficulty managing planned growth properly; access to additional financing; changes in tax laws; weather and natural disasters; changing interpretations of generally accepted accounting principles; inquiries and investigations and related litigation; continued compliance with government regulations; and other risks and uncertainties indicated from time to time in filings with the SEC. The foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in Micronet’s most recent filings with the SEC and will be contained in the proxy statement/prospectus to be filed as result of the transactions described above. All subsequent written and oral forward-looking statements concerning Micronet, BNN or the Third Party, the transactions described herein or other matters and attributable to Micronet, BNN or he Third Party, or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. None of Micronet, BNN or the Third Party undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.